Exhibit 14(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of Goldman Sachs Middle Market Lending Corp. of our report dated March 1, 2019 relating to the consolidated financial statements of Goldman Sachs Middle Market Lending Corp. which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 8, 2020